INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is made and entered into as of August 2, 2010 (the “Effective Date”), by and between Wind Works Power Corp. (the “Company”), a Nevada corporation, located at 346 Waverly Street, Ottawa, Ontario, Canada and Kodiak Capital Group, LLC (“Independent Contractor”), with primary address at One Columbus Place 25th Floor, New York, NY 10019.  The Company and Independent Contractor may be referred to herein as “Party” or collectively as “the Parties.”

RECITALS:

A. Whereas, Independent Contractor is an independent contractor capable of providing certain services related to general business consulting, investor relations services and financial advisory services, as hereafter provided; and

B. Whereas, the Company is in need of certain general business consulting, investor relations services and financial advisory services, and the Company desires to hire Independent Contractor to perform such services upon the terms and conditions as are hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, and with the intent to be legally bound hereby, the Company and Independent Contractor agree as follows:

1. Services: The Company hereby appoints the Independent Contractor on a non-exclusive basis to perform certain functions and services, specifically related to investor relations services and financial advisory services.  It is the express intention of the Parties that Independent Contractor is an independent contractor and not an employee, agent, joint venture or partner of the Company.

Performance of Services. The Services hereunder shall be provided on the basis of the following terms and conditions: . the Contractor shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Contractor shall provide any other services not specifically mentioned herein, but which by reason of the Contractor’s capability the Contractor knows or ought to know to be necessary to ensure that the best interests of the Company are maintained;

. the Contractor shall well and faithfully serve the Company, promote its interests and be reasonably available to perform the Services required under this Agreement; . the Contractor shall assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given from time to time by the Company; and . the Contractor shall report the results of the Services to the CEO and Chairman of the Company, and as the Company requests from time to time.

2. Compensation.  Independent Contractor shall be compensated in the form of restricted securities, as follows:

(i) upon the Effective Date of the Agreement the Company shall issue to Independent Contractor or its assigns three hundred fifty thousand (350,000) shares of the Company’s restricted common stock.

(ii) and a compensation of 8% on all funds raised,

(iii) the Company  can also at its sole discretion at any time until January 31,2010  to buy back the restricted common issued hereunder in full or partially for a total amount of or a total of one hundred thirty five thousand dollars ($135,000) in cash.

Independent Contractor shall not be eligible for any employment benefits, including health insurance, paid vacation time, sick days and personal days.

3. Expenses. Independent Contractor shall be responsible for all costs and expenses incident to the performance of the services hereunder, including but not limited to, all costs of travel and all other costs of doing business.  Any expenses that the Company determines it will reimburse Independent Contractor for must be pre-approved in writing by the Company, and Independent Contractor must have all appropriate back-up documentation related to the expense.

Term and Termination.  The term of this Agreement shall begin as of the Effective Date and run for a term of six (6) months. The Agreement shall only be renewed upon both parties prior written consent. Upon termination of the Agreement for whatever reason, Independent Contractor shall immediately deliver all materials and information created by Independent Contractor during the term of this Agreement to the Company and return any Company equipment it may have in its possession.

Taxes. As Independent Contractor is not an employee of the Company, Independent Contractor is responsible for paying all required government taxes. In particular: a) The Company will not withhold any monies from Independent Contractor’s payments; b) The Company will not make unemployment insurance contributions on Independent Contractor’s behalf; c) The Company will not make disability insurance contributions on behalf of the Independent Contractor;

The Company will not obtain worker’s compensation insurance on behalf of Independent Contractor.

Authority. The Independent Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

Non-Interference and No Solicitation. Independent Contractor covenants and agrees that it will not, at any time, whether for its own account or for the account of another person, interfere with the Company’s computer(s) and/or the Company’s computer network, or, during the term of this Agreement and for a period of one year after the termination of this Agreement, the relationship of the Company with, or endeavor to entice away from the Company any person, who at any time during the term of Independent Contractor’s engagement with the Company was an employee, customer, potential customer, affiliate or supplier of the Company.

Protection of Confidential Information of the Company. Independent Contractor understands that its work as an Independent Contractor of the Company creates a relationship of trust and confidence between the Company and itself. During and after the period of its engagement with the Company, Independent Contractor will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Independent Contractor’s work for the Company or as may be authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, methodologies, processes, tools, innovations, business strategies, financial information, forecasts, personnel information, customer lists, trade secrets and any other non-public technical or business information, whether in writing or given to Independent Contractor orally, which Independent Contractor knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Independent Contractor will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of mine or that the Company regularly gives to third parties without restriction on use or disclosure. Upon termination of Independent Contractor’s work with the Company, Independent Contractor will promptly deliver to the Company all documents and materials of any nature pertaining to its work with the Company and Independent Contractor will not take with me any documents or materials or copies thereof containing any Confidential Information.

Regulatory Compliance. The Independent Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

Prohibition Against Insider Trading. The Independent Contractor hereby acknowledges that the Independent Contractor is aware that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Notices. Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be personally delivered via overnight courier service, or by United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the respective Party at the applicable address set forth above, or to any Party at such other addresses as shall be specified in writing by such Party to the other Parties in accordance with the terms and conditions of this Section, or via facsimile with proof of a printed confirmation of transmission, or via e-mail if the other Party acknowledges receipt of such e-mail by a subsequent e-mail.  All notices, requests or communications shall be deemed effective upon delivery, or five (5) days following deposit in the United States mail, or two (2) business days following deposit with any international overnight courier service.

Jurisdiction, Venue and Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of New York (regardless of that jurisdiction or any other jurisdiction’s choice of law principles).

No Assignment. Independent Contractor may not assign any rights or delegate any responsibilities hereunder without prior written approval of the Company.

Entire Agreement. This agreement, including the exhibits and schedules which are referenced herein and incorporated by this reference, is the entire agreement between the Company and Independent Contractor with respect to the subject matter thereof and cancels and supersedes any and all prior agreements regarding the subject matter thereof and cancels and supersedes any and all prior agreements regarding the subject matter hereof between the Parties. This agreement shall be binding upon the Parties and their respective successors, heirs and permitted assigns. This Agreement may not be altered, modified, changed or discharged except in writing signed by both the Parties.

Survival.   Sections 5 through 17, each inclusive, shall survive termination or expiration of this Agreement.

Validity.

If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

No Waiver of Rights. The delay or failure of either Party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this agreement.

INDEPENDENT CONTRACTOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH THE LEGAL COUNSEL OF ITS CHOICE AND THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties hereto hereby execute this Agreement.

Company: Wind Works Power Corp.

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Title: CEO Independent Contractor:  Kodiak Capital Group, LLC

Title: MANAGING DIRECTOR